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                                                                    EXHIBIT 3.04


                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       DEAN WITTER SPECTRUM STRATEGIC L.P.

                  ---------------------------------------------

               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED
                         UNIFORM LIMITED PARTNERSHIP ACT

                  --------------------------------------------

                  The undersigned, for the purpose of amending the Certificate of Limited Partnership of Dean Witter Spectrum Strategic L.P. filed with the Secretary of State of Delaware on April 29, 1994, does hereby certify as follows:

                  FIRST. NAME OF LIMITED PARTNERSHIP. The name of the limited partnership is Dean Witter Spectrum Strategic L.P.

                  SECOND. AMENDMENT. Article First of the Certificate of Limited Partnership is amended to read in full as follows:

                  "FIRST. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Spectrum Strategic L.P."

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 6th day of April, 1999.


                             DEAN WITTER SPECTRUM STRATEGIC L.P.

                             By: DEMETER MANAGEMENT CORPORATION,
                                 General Partner


                              By: /S/ ROBERT E. MURRAY
                                  -----------------------------------
                                  Robert E. Murray
                                  President